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                                                                  EXHIBIT (e)(5)

[LOGO] AIG The AIG Life Companies (U.S.)

                             Executive Advantage(SM)
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                            LOAN / SURRENDER REQUEST
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Policy Number: ______________ Policyholder: ____________________________________
                                            (Last Name, First Name, Middle Name)

Insured: ______________________________ Social Security No.: ______-_____-______
         (Last Name, First Name,
           Middle Name)
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LOAN REQUEST

     . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.
          [ ]  Maximum Amount Available (may vary by Subaccount)
          [ ]  $ __________ in cash or maximum amount available, if less

SURRENDER REQUEST

          [ ] Full surrender (original policy or lost policy affidavit must be enclosed)
          [ ] Partial surrender in the amount of $ __________ or for ______% of cash surrender value
     .    No more than two (2) surrenders may be made during each Certificate
          Year.
     . An expense charge and/or a surrender charge may be assessed according to the Certificate.
     . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                                    Amount   Percent
                                                    ------   -------
Guaranteed Account                                  $______   _____ %

AllianceBernstein Variable Product Series
 Fund, Inc.
   Americas Government Income                       $______   _____ %
   Growth Portfolio                                 $______   _____ %
   Growth and Income Portfolio                      $______   _____ %
   Premium Growth Portfolio                         $______   _____ %
   Small Cap Growth Portfolio                       $______   _____ %

American Century Variable Portfolios, Inc.
   VP Income & Growth Fund                          $______   _____ %
   VP International Fund                            $______   _____ %

Credit Suisse Trust
   Emerging Markets Portfolio                       $______   _____ %
   Global Post-Venture Capital Portfolio            $______   _____ %
   International Focus Portfolio                    $______   _____ %
   Large Cap Value Portfolio                        $______   _____ %
   Mid-Cap Growth Portfolio                         $______   _____ %
   Small Cap Growth Portfolio                       $______   _____ %

Fidelity Variable Insurance Products
   VIP Balanced Portfolio                           $______   _____ %
   VIP Contrafund Portfolio                         $______   _____ %
   VIP Index 500 Portfolio                          $______   _____ %

Franklin Templeton Variable Insurance
 Products Trust
   Developing Markets Securities Fund
    - Class 2                                       $______   _____ %
   Growth Securities Fund - Class 2                 $______   _____ %
   Foreign Securities Fund - Class 2                $______   _____ %

Goldman Sachs Variable Insurance Trust
   CORE U.S. Equity Fund                            $______   _____ %
   International Equity Fund                        $______   _____ %

J.P. Morgan Series Trust II
   Mid Cap Value Portfolio                          $______   _____ %
   Small Company Portfolio                          $______   _____ %

Merrill Lynch Variable Series Funds
   Basic Value V.I. Fund                            $______   _____ %
   Fundamental Growth V.I. Fund                     $______   _____ %
   Government Bond V.I. Fund                        $______   _____ %
   Value Opportunities V.I. Fund                    $______   _____ %

Morgan Stanley Universal Institutional
 Funds
   Core Plus Fixed Income Portfolio                 $______   _____ %
   Emerging Markets Equity Portfolio                $______   _____ %
   High Yield Portfolio                             $______   _____ %
   Mid Cap Growth Portfolio                         $______   _____ %
   Money Market Portfolio                           $______   _____ %
   Technology Portfolio                             $______   _____ %
   U.S. Mid Cap Value Portfolio                     $______   _____ %

NeubergerBerman Advisers Management Trust
   AMT Partners Portfolio                           $______   _____ %

PIMCO Variable Insurance Trust
   High Yield Portfolio                             $______   _____ %
   Long Term U.S. Government Portfolio              $______   _____ %
   Real Return Portfolio                            $______   _____ %
   Short-Term Portfolio                             $______   _____ %
   Total Return Bond Portfolio                      $______   _____ %

Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio                $______   _____ %
   Total Stock Market Index Portfolio               $______   _____ %

VALIC Company I
   International Equities Fund                      $______   _____ %
   Mid Cap Index Fund                               $______   _____ %
   Small Cap Index Fund                             $______   _____ %

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Loan / Surrender, Executive Advantage(SM), 02/05, Page 1 of 2

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As Policyholder, I represent that the statements and answers in this Loan /
Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

_____________________________________      _____________________________________
Signature of Insured                       Signature of Policyholder (if
                                           other than Insured)

________________________  ____, 20__
Date Signed

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